TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company

FINANCIAL STATEMENTS

For the Years Ended December 31, 2007 and 2006

TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
of TeleChem International, Inc.
Sunnyvale, California

We have audited the accompanying balance sheets of TeleChem International, Inc. (a Delaware corporation) as of December 31, 2007, and 2006, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeleChem International, Inc. as of December 31, 2007, and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and has working capital and stockholder deficits. Those conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Berman Hopkins Wright & Laham, CPAs and Associates, LLP

Winter Park, Florida
August 4, 2008

TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company
BALANCE SHEETS
As at December 31, 2007 and 2006

Assets	2007		2006
Current assets:
Cash		$	$56,927
Accounts receivable, net	294,186		308,036
Inventory	309,246		648,254
Prepaid expenses	120,000		2,080
Total current assets	723,432		1,015,297

Property and equipment, net	55,395		71,652
Restricted cash	103,836		101,703
Deposits	18,924		18,924

Total assets	$901,587		$1,207,576

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$4,796,835		$3,020,194
Bank overdraft	29,495
Due to related parties	337,616		130,908
Customer deposits	29,580		29,580
Notes payable, current portion including related parties	1,069,495		822,958
Total current liabilities	6,263,021		4,003,640

Notes payable, long term	327,340		392,952

Stockholders' deficit
Common stock, $0.05 par value, voting, 1,500,000 shares authorized, 33,350 shares issued and outstanding	1,667		1,667
Accumulated deficit	(5,690,441)		(3,190,683)
Total stockholders' deficit	(5,688,774)		(3,189,016)

Total liabilities and stockholders' deficit	$901,587		$1,207,576

See accompanying notes to financial statements.

TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company
STATEMENTS OF OPERATIONS
For the years ended December 31, 2007 and 2006

	2007	2006

Total revenues	$3,821,490	$6,216,249
Cost of sales	2,663,769	3,723,666
Gross margin	1,157,721	2,492,583
Selling, general, and administrative expense	1,240,709	2,540,003
Legal expense	1,895,268	180,785
Interest expense	521,502	184,313
Net loss for the year	$(2,499,758)	$(412,518))

Net loss per common share - basic and diluted	$(74.96)	$(12.37)

Weighted average shares - basic and diluted	33,350	33,350

See accompanying notes to the financial statements.

TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended December 31, 2007 and 2006

	Common Stock		Accumulated	Total
	Shares	Amount	Deficit	Equity (Deficit)

BALANCES - December 31, 2005	33,350	$1,667	$(2,778,165)	$(2,776,498)

Net Loss			(412,518)	(412,518)

BALANCES - December 31, 2006	33,350	1,667	(3,190,683)	(3,189,016)

Net Loss			(2,499,758)	(2,499,758)

BALANCES - December 31, 2007	33,350	$1,667	$(5,690,441)	$(5,688,774)

See accompanying notes to the financial statements.

TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2007 and 2006

		2007	2006
Cash flows from operating activities:
Net loss		$ (2,499,758)	$ (412,518)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation		20,090	19,805
Provision for bad debt			15,943
Changes in operating assets and liabilities
(Increase) decrease in assets
Accounts receivable		13,850	782,015
Inventories		339,008	(84,229)
Prepaids		(117,920)	11,686
Restricted cash		(2,133)	(2,199)
Advances			177,349
Increase (decrease) in liabilities
Accounts payable & accrued liabilities		1,776,641	(277,802)
Due to related parties		206,708	130,908
Bank overdraft		29,495
Customer deposits			29,580
Net cash provided by (used in) for operating activities		(234,019)	390,538
Cash flows from investing activities:
Purchase of property and equipment		(3,833)
Proceeds from disposal of equipment			3,034
Net cash provided by (used in) for investing activities:		(3,833)	3,034

Cash flows from financing activities:
Proceeds from notes payable		201,444
Payments from notes payable		(20,519)	(391,222)
Net cash provided by (used in) financing activities		180,925	(391,222)
Net increase (decrease) in cash		(56,927)	2,350

Cash,	beginning of year	56,927	54,577

Cash,	End of year	$ nil	$ 56,927

Supplemental cash flow information
Cash Paid for interest		$ 453,738	$ 92,313

See accompanying notes to the financial statements.

TELECHEM INTERNATIONAL, INC.
d/b/a Arrayit Company
NOTES TO FINANCIAL STATEMENTS
As at December 31, 2007 and 2006

NOTE 1 – ORGANIZATION

TeleChem International, Inc. (“TeleChem”) was incorporated on November 1, 1993 in the State of Delaware and has a December 31 year end.   TeleChem uses the style name Arrayit Company for its Biotech operations.

Effective February 21, 2008, TeleChem completed the Plan and Agreement of Merger between Integrated Media Holdings Inc. (“IMHI”), TeleChem International, Inc., the majority shareholders of TeleChem, Endavo Media and Communications, Inc., a Delaware corporation and TCI Acquisition Corp., a Nevada corporation, and wholly-owned subsidiary of IMHI.  Consummation of the merger did not require a vote of the IMHI shareholders.  IMHI issued 103,143 shares of Series C Convertible Preferred Stock to the shareholders of TeleChem in exchange for 100% of the equity interests of TeleChem resulting in TeleChem being a wholly owned subsidiary of the Company.  The former shareholders of TeleChem then owned approximately 99.51% of the outstanding interest and voting rights of the parent company.  The Preferred Stock is convertible into 36,100,000 shares of common stock after, but not before, the effective date of the reverse split of the outstanding IMHI common stock.

NOTE 2- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

TeleChem’s business activities are in the life sciences, chemical trading and disease diagnostics areas.  It was founded in 1993 by Rene Schena and Todd Martinsky as a chemical import and export trading company.  TeleChem’s chemicals division provides customers with the raw materials required for plastics, water soluble fertilizers, and alternative fuels.  TeleChem entered the biotechnology sector with the creation of the Arrayit® Life Sciences Division in 1996.  Because of the public interest in the Human Genome Project and microarray technology, TeleChem focused on microarray products and services for the research, pharmaceutical and diagnostics markets.  TeleChem’s Arrayit® Division currently provides its patented microarray platform (US 6,101,946) to more than 3,000 installations serving an estimated 10,000 laboratories, making it the most widely used microarray technology in the world.  Supporting instruments, kits, reagents, and hardware complete the Arrayit® line of more than 400 products making up what management believes is a universal microarray platform for any type of biomolecule.

During the year 2001, the Diagnostics Division was started in order to leverage the patented (6,913,879) multi-patient technology for genetic screening and testing.  This next generation microarray format allows clinical laboratories to examine tens of thousands of patients on a single microarray, providing much more cost-effective gene information for population-wide diagnostics than traditional “single patient” microarrays.  The company is currently developing or has developed tests for many major human diseases including cystic fibrosis, sickle cell anemia, and cancer.  Arrayit intends to compete in the $20 billion molecular diagnostics arena.

TeleChem’s principal office is in Sunnyvale, California. TeleChem presently has eight employees.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash includes all cash and highly liquid investments with original maturities of three months or less. The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Investments in certificates of deposit with our bankers that contain prohibition on their redemption are treated as non-current assets and included in restricted cash.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Impairment of Long-Lived Assets

Telechem reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable. TeleChem evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the estimated remaining life in measuring whether the assets are recoverable. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

Inventory

Inventories are stated at the lower of cost or market, cost determined on the basis of FIFO.

Revenue Recognition

Revenue is recognized when title and risk of loss are transferred to customers upon delivery based on terms of sale and collectiblity is reasonably assured.

Shipping and Handling Costs

Shipping and handling costs billed to customers are recorded as revenue. Shipping and handling costs paid to vendors are recorded as cost of sales.

Fair Value of Financial Instruments

The carrying amounts reported in the accompanying balance sheets of all financial instruments approximates their fair values because of the immediate or short-term maturity of these financial instruments or comparable interest rates of similar instruments.

Allowance for Doubtful Accounts

The Company records an allowance for estimated losses on customer accounts. The allowance is increased by a provision for bad debts, which is charged to expense, and reduced by charge-offs, net of recoveries.

Patent Costs

Costs incurred with registering and defending patent technology are charged to expense as incurred.

Income Taxes

Prior to February 21, 2008, the financial statements of TeleChem did not include a provision for Income Taxes because the taxable income of Telechem was included in the Income Tax Returns of the Stockholders under the Internal Revenue Service "S" Corporation elections.

Upon completion of the February 21, 2008 transaction with IMHI as more fully  described  in  Note  1  are  complete, TeleChem ceased to be treated as a "S"  Corporation  for  Income  Tax  purposes.

Earnings per Common and Common Equivalent Share

The computation of basic earnings per common share is computed using the weighted average number of common shares outstanding during the year. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents which would arise from their exercise using the treasury stock method and the average market price per share during the year.  No common stock equivalents were outstanding during 2007 and 2006.

NOTE 3- GOING CONCERN

At December 31, 2007 TeleChem has a working capital deficit of $5,539,589, a stockholders' deficit of $5,688,774, and recurring net losses. These factors create substantial doubt about TeleChem’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if TeleChem is unable to continue as a going concern.

The ability of TeleChem to continue as a going concern is dependent on TeleChem generating cash from the sale of its common stock or obtaining debt financing and attaining future profitable operations. Management's plans include reducing its legal expenditures, selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance TeleChem will be successful in these efforts.

NOTE 4 – CASH AND RESTRICTED CASH

Cash on hand and bank overdrafts represent cash that may freely be used in the conduct of our business.

Restricted cash is comprised of a $100,000 Certificate of Deposit and accrued interest of $3,836 ( 2006- $1,703) lodged with our bankers as security for a $100,000 letter of deposit we were mandated to lodge with the Pennsylvania court, as part of the Pediatrix legal action more fully described in Note 10.  Upon finalization of the legal action, the letter of credit will be returned and the bankers will release the restrictions on the Certificate of Deposit.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable are shown net of an Allowance for Doubtful Accounts.    As more fully explained in Note 6 below, receivable has been reduced by Accounts Receivable loans sold with recourse.

	2007	2006
Gross Accounts Receivable	$581,449	$595,127
Less:
Allowance for doubtful	(65,714)	(89,003)
Loan value of receivables sold with recourse (see note 6)	(221,549)	(198,088)
Total	$294,186	$308,036

NOTE 6 – ACCOUNTS RECEIVABLE SOLD WITH RECOURSE

Pursuant to an agreement dated July 5, 2007, the Company has sold some of its Accounts receivable to a financial institution with full recourse.  The financial institution retains a 15% portion of the proceeds from the receivable sales as reserves, which are released to the Company as the Receivables are collected.  The maximum commitment under this facility is $500,000, and is limited to receivables that are less than 31 days outstanding. The facility bears interest at prime plus 7% currently 14.50% at December 31, 2007, and is secured by an unconditional guarantee of the Company and a first charge against the Accounts Receivable.  At December 31, 2007 the balance outstanding under the recourse contracts was $230,498 net of a hold back reserve of $8,949   (2006 net - $ 198,088).   Because of the Company’s credit policies, repossession losses and refunds in the event of default have not been significant and losses under the present recourse obligations are not expected to be significant, it is at least reasonably possible that the Company’s estimate will change within the near term.

NOTE 7 – FIXED ASSETS

Property and equipment consisted of the following at December 31, 2007 and 2006:

	2007	2006
Fixed Assets – Cost	$303,870	$300,037
Less:
Accumulated Depreciation	(248,475)	(228,385)
Total	$55,395	$71,652

Depreciation expense totalled $20,090 and $19,806 respectively in fiscal 2007 and 2006,.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILILITES

Accounts payable and accrued liabilities, consisted of the following at December 31, 2007 and 2006:

	2007	2006
Accounts payable	$4,242,153	$2,649,070
Accrued liabilities	554,682	371,124
Total	$4,796,835	$3,020,194

NOTE 9 – DUE TO RELATED PARTIES

Pursuant to a consulting agreement with Dr. Mark Schena, the Company is obligated to pay a royalty of 5% of gross sales to him as a royalty for unfettered use of his patents and knowledge.    Amounts outstanding at December 31, 2007 and 2006 of $337,616 and $130,908 respectively are unsecured, non-interest bearing and due on demand.

NOTE 10 – NOTES PAYABLE

Notes payable consisted of the following at March 31, 2008

	2007	2006
Line of Credit, MBNA, unsecured, bearing interest at 28.8%	$44,545	$35,071

Wells Fargo, Small Business Administration Loan, bearing interest at Prime plus 2.75% (10.25% at December 31, 2007), maturing November 28, 2012, repayable in monthly blended interest and principle amount currently at $8,573 per month. Secured by Equipment, Inventory, Accounts, Instruments, Chattel Paper and General Intangibles of TeleChem International, Inc. Unconditional Guarantees by the company shareholders and unconditional limited guarantees by the shareholders’ spouses. Guarantee secured by two residential properties and cash collateral of $276,000.	392,952	446,691

Notes payable, interest ranging from 8% to 10%, due on demand from the TeleChem shareholders and their families	959,338	734,148
Notes payable including related parties	$1,396,835	$1,215,910

Scheduled maturities of notes payable for years succeeding December 31, 2007 are as follows:

2008	$1,069,495
2009	$72,663
2010	$80,470
2011	$89,117
2012	$85,090

NOTE 11 – SEGMENT REPORTING

TeleChem has two reportable segments:

Biotech - life sciences and disease diagnostics

Chemical - chemical trading

Inventory at December 31, 2007 and 2006, which consisted primarily of finished goods or finished parts requiring assembly, was comprised of:

	2007	2006
Biotech	$256,237	$482,933
Chemical	53,009	165,331
Total	$309,246	$648,254

Gross Profit for the years ended December 31, 2007 and 2006, was comprised of:

Sales	2007	2006
Biotech	$3,310,412	$3,938,324
Chemical	511,078	2,277,925
Total Sales	3,821,490	6,216,249

Cost of Sales
Biotech	2,185,948	1,802,045
Chemical	477,821	1,921,621
Total Cost of Sales	2,663,769	3,723,666

Gross Profit
Biotech	1,124,464	2,136,2879
Chemical	33,257	356,304
Total Gross Profit	$1,157,721	$2,492,583

NOTE 12 -  COMMITMENTS AND CONTINGENCIES

Pediatrix Screening, Inc., et al. V. TeleChem International, Inc.

The controversy in issue arose from a failed grant collaboration between Pediatrix and TeleChem involving TeleChem proprietary microarray technology and subsequent agreement by the parties to commercialize TeleChem microarray technology through the formation of a joint corporation.  Pediatrix brought a lawsuit in the United States District Court for the Western District of Pennsylvania alleging multiple claims for breach of contract in connection with both the grant collaboration and Pre-Incorporation Agreement.  TeleChem counterclaimed alleging breach of the Pre-Incorporation Agreement, as well as for fraudulent misrepresentation and trade secret misappropriation, inter alia, stemming from the failed grant collaboration and subsequent Pre-Incorporation Agreement.

On August 11, 2007, after five weeks of trial, the jury returned a verdict finding that, while both parties were in breach of contract, Pediatrix also engaged in fraudulent misrepresentation and awarded TeleChem $500,000 in damages and $3,500,000 in punitive damages for the fraudulent misrepresentation claim and $1,000,000 in damages on the breach of contract claim.   The jury also awarded Pediatrix $1,085,000 in damages for Pediatrix’s breach of contract claim against TeleChem.

Pediatrix’s Rule 59 motion to amend the judgement was denied by the District Court.  Pediatrix appealed the jury verdict on fraudulent misrepresentation and the $4,000,000 in damages awarded thereunder to the U.S. Court of Appeals for the Third Circuit.  Pediatrix has indicated that it will not pursue on appeal the breach of contract verdict and damage award against it.   TeleChem did not appeal any portion of the jury verdict.

The appeal is currently pending before the U.S. Court of Appeals for the Third Circuit and involved in the Third Circuit’s mandatory mediation program.

Long Term Lease Commitments.

The Company leases its office facility in Sunnyvale, California under operating leases that expire November 30, 2012

Future  minimum  lease  payments  as  of  December  31,  2007  are  as  follows:

YEAR  ENDING

2008               $  150,024

2009                  150,024

2010                  150,024

2011                  150,024

2012                  137,522

                       $  737,618

Rent expense was approximately $169,988 for the year ended December 31, 2007 and
$168,263 for the year ended December 31, 2006.